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             CERTIFICATE AMENDING THE ARTICLES OF INCORPORATION

                                      OF

                      FORECLOSED REALTY EXCHANGE, INC.

   The undersigned, being the President and Secretary of Foreclosed Realty Exchange, Inc., a Delaware Corporation, hereby certifies that by unanimous vote of the Board of Directors and majority vote of the stockholders at a meeting held on August 30, 1996, it was agreed that this CERTIFICATE AMENDING ARTICLES OF INCORPORATION be filed.

   The undersigned further certifies that the original Articles of Incorporation of Foreclosed Realty Exchange, Inc. were filed with the Secretary of State of Delaware on the 21st day of September, 1988. the undersigned further certifies that Article Five of the original Articles of Incorporation filed on the 21st day of September, 1988, herein are amended to read as follows:

RESOLVED, that Article Five of the Articles of Incorporation of Foreclosed Realty Exchange, Inc. is hereby amended to read as follows:


                          ARTICLE FIVE. (DIRECTORS)

  The number of the governing Board shall be styled DIRECTORS and the number of such directors shall not be less than one (1) nor more than nine (9).
The first board of directors shall be the three members whose names and post office addresses are as follows:


H. Robert Alvarez, President
850 South Rancho, Suite 335
Las Vegas, Nevada   89106


Karen Alvarez, Secretary
850 South Rancho, Suite 335
Las Vegas, Nevada   89106


Paula M. Pirtle, Assistant Secretary
850 South Rancho, Suite 335
Las Vegas, Nevada   89106


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The undersigned hereby certifies that he has on this 30tb day of August,
1996, executed this certificate Amending the original Articles of Incorporation heretofore filed with the Secretary of State of Delaware.


                                       /s/ Robert Alvarez
                                       -----------------------------------
                                       Robert Alvarez, President



                                       /s/ Robert Alvarez
                                       -----------------------------------
                                       Robert Alvarez, Secretary


STATE OF FLORIDA
COUNTY OF BROWARD


On this 30th day of August, 1996, before me, the undersigned Notary Public in and for the State of Florida, personally appeared Robert Alvarez, personally known to me to be the person and officer whose name is subscribed to the foregoing Certificate Amending Articles of Incorporation and acknowledged to me that he executed the same.


"SEAL"  Don A. Paradiso                /s/ Don A. Paradiso
        Commission #CC334690           ---------------------------
        Expires Jan 1, 1998            Don A. Paradiso, Notary Public
        Atlantic Bonding Co., Inc.
        800-732-2245